Exhibit 99.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  May 12, 1999

                    Harrodsburg First Financial Bancorp, Inc.
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             (Exact name of Registrant as specified in its Charter)

         Delaware                     0-26570             61-1284899
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(State or other jurisdiction        (SEC File No.)      (I.R.S. Employer
     of incorporation)                                   Identification
                                                             Number)

104 South Chiles, Harrodsburg, Kentucky                           40330-1620
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:  (606) 734-5452
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                                 Not Applicable
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          (Former name or former address, if changed since last Report

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                   HARRODSBURG FIRST FINANCIAL BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Events
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         On May 12, 1999, the registrant announced that its Board of Directors had adopted a stock repurchase program that authorizes the repurchase of approximately 2.5% of the outstanding shares of the common stock of the registrant by September 29, 1999.

         For further details, reference is made to the press release dated May 12, 1999, which is attached hereto as Exhibit 99 and incorporated herein by this reference.

Item 7. Financial Statements. Pro Forma Financial Information and Exhibits
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Exhibit 99 -- Press Release dated May 12, 1999.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   HARRODSBURG FIRST FINANCIAL BANCORP, INC.




Dated: May 12, 1999                By: /s/ Jack D. Hood
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                                       Jack D. Hood
                                       President
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                                 [LOGO OMITTED]
                    HARRODSBURG FIRST FINANCIAL BANCORP, INC.

                         104 S. Chiles St., P.O. Box 384
                             Harrodsburg, KY 40330


Harrodsburg First Financial Bancorp, Inc.    Contact:  Jack D. Hood, President
(Nasdaq National Market: HFFB)                         606-734-5452
104 South Chiles Street
Harrodsburg, Kentucky 40330-1620             For Immediate Release
                                             May 12, 1999


                    HARRODSBURG FIRST FINANCIAL BANCORP, INC.
                      Approval of Stock Repurchase Program


         Harrodsburg, Kentucky -- May 12, 1999 -- Harrodsburg First Financial Bancorp, Inc. (Nasdaq National Market: HFFB), the holding company of First Federal Savings Bank of Harrodsburg, has announced its intention to repurchase up to 43,400 shares of the Company's common stock. Mr. Jack D. Hood, President, said the Company has been authorized by its Board of Directors to repurchase up to 43,400 shares or approximately 2.5% of its 1,735,975 outstanding shares of common stock. There is no assurance that the full 2.5% will be repurchased.

         The repurchases are expected to be made in open-market transactions, subject to the availability of stock, market conditions, the trading price of the stock and the Company's financial performance. Such repurchased shares will become treasury shares and will be utilized for general corporate and other purposes, including the issuances of shares in connection with the exercise of stock options.

         The Company completed its offering of common stock in connection with the conversion of Harrodsburg First Federal Savings and Loan Association from a federally chartered mutual savings association to a federally chartered stock savings bank changing its name to First Federal Savings Bank of Harrodsburg on September 29, 1995. The Company sold 2,182,125 shares at $10.00 per share, raising $21,821,250 in gross proceeds.

         At March 31, 1999 the Company reported total consolidated assets and consolidated stockholders' equity of $110.9 million and $26.6 million, respectively. First Federal Savings Bank of Harrodsburg operates through its main office located in Harrodsburg and through a full service branch located in Lawrenceburg. The Bank's deposits are insured up to legal maximum limits by the Federal Deposit Insurance Corporation (FDIC}.